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                                                                    Exhibit 2.2

                        INTERCOMPANY DEBT REPAYMENT AGREEMENT


         THIS INTERCOMPANY DEBT REPAYMENT AGREEMENT (this "Agreement"), dated June 13, 1997, is made by and among SIMMONDS CAPITAL LIMITED, a corporation incorporated under the laws of the Province of Ontario ("SCL"), SCL ELECTRONICS LTD., a corporation incorporated under the laws of Canada ("SCLE"), and SIMMONDS TECHNOLOGIES INC., a corporation amalgamated under the laws of the Province of Ontario ("STI"), with reference to the following facts:

         A. STI is a wholly-owned subsidiary of Richey Electronics, Inc., a Delaware corporation ("Richey").

         B.   SCLE is a wholly-owned subsidiary of SCL.

         C. As of the date hereof, STI is indebted to SCL and its affiliates (other than SCLE) and to SCLE for borrowed money and for payables net of receivables in the following amounts: (i) $8,313,247 to SCL and its affiliates (other than SCLE) (the "SCL Intercompany Debt") and (ii) $3,833,275 to SCLE (the "SCLE Intercompany Debt"). Such amounts and all other dollar amounts referred to in this Agreement are expressed in Canadian funds.

         D. The parties desire to provide for the repayment of such intercompany debt on the terms and conditions set forth herein.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:


                                      ARTICLE I
                                     THE WARRANT

         1.1. RICHEY WARRANT. STI is the holder of a warrant issued by Richey in connection with a portion of Richey's capitalization of STI (the "Richey Warrant"). Pursuant to the Richey Warrant, STI has the right to purchase shares of common stock of Richey as provided therein.

         1.2. ASSIGNMENT OF RICHEY WARRANT. Concurrently herewith, STI shall assign to SCL all of its rights under the Richey Warrant.

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                                      ARTICLE II
                               THE SEGREGATED INVENTORY

         2.1. SEGREGATED INVENTORY. STI will physically segregate certain inventory at the warehouse which it shares with A.C. Simmonds & Sons Limited ("ACS") in Pickering, Ontario (the "Pickering Warehouse") and at its warehouses in Calgary and Edmonton. The aggregate value of such inventory as reflected on STI's books is $4,700,000, of which (i) $2,366,725 will be allocated to SCL and its affiliates (other than SCLE) (the "SCL Segregated Inventory") and (ii) $2,333,275 will be allocated to SCLE (the "SCLE Segregated Inventory").

         2.2. SALE OF SEGREGATED INVENTORY.  STI hereby sells the SCL
Segregated Inventory to SCL and the SCLE Segregated Inventory to SCLE, which in each case has become non-core inventory for STI. Such inventory which is at the Pickering Warehouse shall be moved to ACS's portion of such Warehouse, within 90 days after the date of this Agreement and, at the request and expense of SCL and SCLE, the inventory segregated at STI's warehouses in Calgary and Edmonton will be moved to ACS's portion of the Pickering Warehouse. During such 90-day period, STI shall have the right to substitute other non-core inventory for such inventory, provided that such substitutions do not reduce the aggregate value of the SCL Segregated Inventory and the SCLE Segregated Inventory to less than the respective amounts thereof as specified above.


                                     ARTICLE III
                                  OBLIGATION TO PAY

         3.1. OBLIGATION TO PAY.  STI hereby promises to pay to SCL on March
31, 2002, a sum which shall be determined as provided in Exhibit 1 hereto. On the date on which such payment is due, STI shall have the right (but not the obligation) to offset against such payment, in whole or in part, amounts then due from SCL or SCLE to Richey or STI under the terms of the Share Purchase Agreement of even date herewith pursuant to which Richey acquired STI or under the terms of the related letter agreement among SCL, SCLE, STI and Richey of even date herewith and SCL shall have the right (but not the obligation) to offset such payment against amounts, in whole or in part, then due by it to Richey or STI under such Share Purchase Agreement or letter agreement. For purposes hereof, amounts then due from SCL or SCLE shall include interest at the Prime Rate plus five percent (5%), from the date on which such amounts became due to the date on which such payment is made. As used herein, "Prime Rate" means the rate per annum quoted by Canadian Imperial Bank of Commerce from time to time as its prime rate for Canadian Dollar commercial loans made in Canada.

         3.2. RELATED TERMS. With respect to such obligation to pay, STI hereby expressly waives diligence, presentment for payment, notice of non-payment and protest.

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                                      ARTICLE IV
                                     CASH PAYMENT

         On the date of this Agreement, STI will pay the sum of $1,500,000 to SCLE or as it may direct in writing.


                                      ARTICLE V
                                    ACKNOWLEDGMENT

         5.1. SATISFACTION OF SCL INTERCOMPANY DEBT. SCL on behalf of itself and its affiliates (other than SCLE) hereby (i) accepts the foregoing in complete satisfaction of the SCL Intercompany Debt which is hereby discharged and (ii) releases all agreements relating to such indebtedness and all liens and security interests in respect of properties of STI.

         5.2. SATISFACTION OF SCLE INTERCOMPANY DEBT. SCLE hereby (i) accepts the foregoing in complete satisfaction of the SCLE Intercompany Debt which is hereby discharged and (ii) releases all agreements relating to such indebtedness and all liens and security interests in respect of properties of STI.


                                      ARTICLE VI

                                    MISCELLANEOUS

         Section 6.1. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with, and the rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

         Section 6.2. CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement. All references to exhibits in this Agreement are references to exhibits attached to this Agreement, which exhibits are incorporated herein by this reference.

         Section 6.3. PARTIES IN INTEREST. Except as hereinafter provided, this Agreement may not be transferred, assigned, pledged or hypothecated by any
party hereto, other than by operation of law.   Each of SCL and SCLE shall have
the right, on notice to but without the consent of STI, to make a collateral assignment of its rights hereunder to one or more institutional lenders and to assign its rights hereunder to any of its affiliates or to any person that acquires all or

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substantially all of its assets.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 6.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Signatures may be exchanged by telecopy, and each party agrees to be bound by its own telecopied signature and to accept the telecopied signatures of the other parties.

         Section 6.5. AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto.

         Section 6.6. ATTORNEYS' FEES. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any bankruptcy case or proceeding).

         Section 6.7. CONSTRUCTION. Each party has reviewed and revised this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         Section 6.8. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.



                               [Signature Page Follows]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                        SCL

                        SIMMONDS CAPITAL LIMITED


                        By:
                             -------------------------------------
                             David C. O'Kell
                             Executive Vice President
                             and Secretary


                        SCLE

                        SCL ELECTRONICS LTD.


                        By:
                             -------------------------------------
                             David C. O'Kell
                             Executive Vice President
                             and Secretary


                        STI

                        SIMMONDS TECHNOLOGIES INC.


                        By:
                             -------------------------------------
                             Richard N. Berger
                             Vice President and
                             Chief Financial Officer





              [Signature Page to Intercompany Debt Repayment Agreement]